Littelfuse, Inc.
800 East Northwest Highway
Des Plaines, Illinois  60016


       Consent Solicitation and Disclosure Statement

     This Consent Solicitation and Disclosure Statement is furnished in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (OLittelfuseO or the OCompanyO) of irrevocable written consents related to the proposed amendment to the Warrant Agreement between Littelfuse and LaSalle National Bank (formerly known as LaSalle
National Trust,  N.A.), as Warrant Agent, dated as of
DecemberE20, 1991 (the OWarrant AgreementO). It is extremely important that we receive your completed consent before MayE30, 1997.

     On  AprilE25,  1997, the Board of Directors of
Littelfuse declared a stock dividend of one share of the
Littelfuse common stock,  par value $.01 per share (the
OCommon StockO), on  each issued  and  outstanding share of
the Common Stock (the  OStock DividendO).   The Stock
Dividend is to be paid and  distributed on  or  about
JuneE10, 1997, to those holders of record of  the Common
Stock at the close of business on MayE20, 1997.

   Each outstanding Warrant (individually, a OWarrantO and collectively, the OWarrantsO) issued pursuant to the Warrant Agreement, currently represents the right to purchase one share of the Common Stock at an exercise price of $8.36.

     In order to allow the Warrants to continue to trade on
the basis  that  each Warrant represents the right to
purchase  one share of Common Stock, all Warrant holders
are asked to consent to  an  amendment to the Warrant
Agreement which, if  approved, will     result  in  each
certificate
representing outstanding Warrants on JuneE10, 1997 being changed to represent twice the number of Warrants previously represented by such certificate, with each Warrant thereafter representing the right to purchase one share of Common Stock at an exercise price of $4.18.

     The Company  believes  that such change is necessary
in order  to avoid confusion that may result from a
significant disparity in trading  price  that  would result
if  such amendment  is  not entered  into.   The  consent
of the holders  of  certificates representing at least a
majority of the outstanding Warrants is required for
Littelfuse to enter into the amendment.  Obtaining this
consent  is not a condition to the payment of  the  Stock
Dividend.   The amendment to the Warrant Agreement will
become effective upon payment of the Stock Dividend

     The close of business on MayE1, 1997 has been fixed as the record date for determining persons entitled to notice of, and to submit a consent with respect to, the proposal described in this Consent Solicitation and Disclosure
Statement.

The consent period will remain open until MayE30, 1997 and Warrant holders are urged to read this Consent and Disclosure Statement and complete and return the enclosed consent as promptly as possible, but in any event no later than MayE30, 1997. The Company will not hold a meeting to vote on the proposed amendment to the Warrant
Agreement. Once a Warrant holder gives a consent, it is irrevocable.
     ALL  WARRANT  HOLDERS SHOULD READ AND  CAREFULLY
CONSIDER THIS  CONSENT  SOLICITATION AND DISCLOSURE
STATEMENT PRIOR  TO RESPONDING TO THE SOLICITATION.

     Littelfuse  had  outstanding  on  MayE1,  1997
1,980,460 Warrants, each representing the right to purchase one share of the CompanyOs Common Stock at a current exercise price of $8.36 per share. As of such date, 9,856,454 shares of common stock were outstanding.

     The   cost  of  soliciting  consents  will  be  borne
by Littelfuse. In addition to solicitation by mail, officers and employees of Littelfuse may solicit consents by telephone or in person, but will not receive any additional consideration therefor.

   This Consent Solicitation and Disclosure Statement and form of irrevocable consent were first mailed to Warrant holders on or about MayE___, 1997.



     PLEASE  COMPLETE,  SIGN, DATE AND RETURN YOUR
IRREVOCABLE CONSENT TO FIRST AMENDMENT TO WARRANT AGREEMENT
IN THE ENCLOSED ENVELOPE NO LATER THAN MAYE30, 1997.


                        THE COMPANY

     Littelfuse was incorporated under the laws of the State of Delaware on NovemberE25, 1991. The Company is the immediate successor to the business and assets of a corporation of the same name (OOld LittelfuseO), which was originally formed in 1927 and subsequently acquired by Tracor, Inc. (OTracorO) in 1968.

     The CompanyOs predecessor, Old Littelfuse, was one of a number of wholly-owned subsidiaries of Tracor. Tracor and its affiliates, including Old Littelfuse, filed voluntary petitions for reorganization under ChapterE11 of the United States Bankruptcy Code with the United
States Bankruptcy Court for the Western District of Texas on FebruaryE1, 1991. On DecemberE6, 1991, the Bankruptcy
Court approved the reorganization plan for Tracor and certain affiliates and the reorganization plan for Old
Littelfuse (collectively, the OPlansO). The Plans, which were implemented effective as of DecemberE27, 1991, resulted in the various businesses of Tracor being split into three separate and independently managed corporate entities, with the Company receiving substantially all the business and assets of Old
Littelfuse.

      The CompanyOs first full fiscal year was 1992.


          OWNERSHIP OF LITTELFUSE, INC. WARRANTS

     The following table sets forth certain information with respect to the beneficial ownership of the Warrants as of MayE1, 1997, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Warrants, by each executive officer of the Company and by all of the Directors and executive officers of the Company as a group. As beneficial ownership of the Warrants is not required to be publicly reported, the information provided below is based solely on information available to the Company.
                                             Number of Warrants
                                             Beneficially Owned

Name and Address of Beneficial Owner
                                            Number      Percent
Janus Capital Corporation                    591,525      29.0%
100 Fillmore Street
Suite 300
Denver, Colorado  80206-4923

Stein Roe & Farnham Incorporated             303,600      15.3%
One South Wacker Drive
Chicago, Illinois  60606

Howard B. Witt                               0

*

Anthony Grillo                               0              *

Bruce A. Karsh(1)                              7,115        *

John E. Major                                0              *

John J. Nevin                                 10,000        *

James F. Brace                               0              *

William S. Barron                            0              *

David J. Krueger                             0

*

Lloyd J. Turner                              0              *

All Directors and executive officers as a    0              *
group (13 persons)
____________________
(1)Excludes 10,958 Warrants that are immediately exercisable that are deemed to be owned by TCW
   Special  Credits,  a general   partnership  of  which
   Mr.EKarsh  is  a   general partner.     Mr.EKarsh
   expressly   disclaims    beneficial ownership  of
   such Warrants.  Also excludes 3,047  Warrants that
   are immediately exercisable that are held in  a  third
   party separate   account   for   which   Oaktree
   Capital Management,  LLC  (OOaktreeO) serves as
   investment adviser. Mr.EKarsh   is  President  and  a
   Principal of Oaktree.
 Mr.EKarsh expressly disclaims beneficial ownership  of
   such Warrants.
*Indicates ownership of less than 1% of outstanding
Warrants.




         PROPOSED AMENDMENT OF WARRANT AGREEMENT

     On  AprilE25,  1997, the Board of Directors of
Littelfuse declared a Stock Dividend of one share of the
Littelfuse Common Stock on each issued and outstanding
share of the Common Stock. The  Stock Dividend is to be
paid and distributed on  or  about JuneE10,  1997, to those
holders of record of the Common  Stock at the close of
business on MayE20, 1997.
     Each  outstanding Warrant issued pursuant to  the
Warrant Agreement currently represents the right to
purchase one  share of the Common Stock at an exercise
price of $8.36. The Warrant Agreement currently provides
that, upon the payment of the Stock Dividend, the number
of  outstanding Warrants will      remain  the  same,  the
exercise price will
remain the same but each Warrant would then represent the right to purchase two (2) shares of Common Stock for a total exercise price of $8.36.

         Upon  payment  of the Stock Dividend, Littelfuse
believes that  the  market price of the Common Stock will
be
halved  to reflect  the stock dividend payment on that
date. Unless  the Warrant  Agreement  is amended,
Littelfuse believes  that  the Warrants  would  continue to
trade at their pre-stock  dividend market  price.   The
Company believes that         such  a  disparity between
the trading price
of the Warrants and the Common  Stock may cause confusion.

     In  order  to avoid such potential confusion, all
Warrant holders  are  asked to consent to an amendment to
the  Warrant Agreement  which, if approved, will result in
each  certificate representing  outstanding Warrants  on
June  10,  1997,  being changed  to  represent twice the
number of Warrants  previously represented  by such
certificate, with each Warrant  thereafter representing the
right to purchase one share of Common Stock at an  exercise
price of $4.18.  The consent of  the  holders  of
certificates   representing  at  least  a   majority   of
the outstanding Warrants is required for Littelfuse to enter into the amendment. Obtaining this consent is not a condition to the payment of the Stock Dividend. The amendment to the Warrant Agreement will become effective upon payment of the Stock Dividend.

     In accordance with the proposed amendment, the following new SectionE12.19 will be added to the Warrant
Agreement:

          12.19.  Adjustments Relating to June 10, 1997,
     Common Stock Dividend. In the event that the Company pays on or about June 10, 1997 (the date of payment being hereinafter referred
     to  as  the OStock Dividend  Payment  DateO),  a
          dividend of one share of the Common Stock on each issued and outstanding share of the Common
     Stock, effective as of the Stock Dividend Payment
     Date:

              (i)    the  Exercise Price shall  be
halved to $4.18;

              (ii)   a Stock Unit shall remain at one
share of New Common      Stock, subject to subsequent
adjustments as provided in this Agreement; and

             (iii)   the number of Warrants represented
by each certificate representing Warrants outstanding on JuneE10, 1997, shall be doubled.

     The Board of Directors recommends that Warrant holders consent to the proposed amendment to the Warrant
Agreement.
                   STOCKHOLDER PROPOSALS

   Any stockholder proposal intended to be presented at the 1998 annual meeting of LittelfuseOs stockholders must be received at the principal executive offices of Littelfuse by NovemberE21, 1997, in order to be considered for inclusion in LittelfuseOs proxy materials relating to that meeting.


                       OTHER MATTERS

     As of the date of this Consent Solicitation and Disclosure Statement, management knows of no matters to be brought before the Warrant holders other than the matter referred to in this Consent Solicitation and Disclosure
Statement.

                                     By order of the Board
                                        of Directors,

                                     Mary S. Muchoney
                                     Secretary

May ___, 1997



                        Irrevocable
                          Consent
                            to
                      First Amendment
                            to
          Warrant Agreement (the OWarrant AgreementO)
                            between
             Littelfuse, Inc. (the OCompanyO)
                              and LaSalle National Bank
       (formerly known as LaSalle National Trust, N.A.),
              Warrant Agent (the OWarrant AgentO)

     The undersigned agrees that, if the Company pays on or about June 10, 1997, a dividend of one share of the Company common stock, par value $.01 per share (the OCommon
StockO), on each issued and outstanding share of the Common Stock, the Company and the Warrant Agent may amend the Warrant Agreement as of the date of such payment to add the following new Section 12.19 to the end of the Warrant Agreement:

     12.19.    Adjustments Relating to June 10, 1997,
Common
     Stock Dividend.  In the event that the Company pays on
     or about June 10, 1997 (the date of payment being
     hereinafter referred   to  as  the OStock Dividend
     Payment  DateO),  a
    dividend of one share of the Common Stock on each issued
     and outstanding share of the Common Stock, effective as of the Stock Dividend Payment Date:

               (i)    the  Exercise Price shall  be  halved
to
          $4.18;
              (ii)   a Stock Unit shall remain at one
share of
          New    Common    Stock,   subject    to
subsequent
          adjustments as provided in this Agreement;
and

             (iii)   the number of Warrants represented
by each
          certificate           representing
Warrants
          outstanding    on   June   10,   1997,    shall
be
          doubled.

     Except as specifically amended by this document, the Warrant Agreement shall remain unchanged and shall continue in full force and effect.

Dated:  ________________, 1997


                                    Warrantholder:

                             Print or type name of
                             Warrantholder of Record:

                              __________________________


                             __________________________
                              Authorized Signature


__________________________
Print Name and Title